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                                                                    EXHIBIT 99.5


Sent via Facsimile and Overnight Commercial Courier


May 10, 2004

Mr. J. Raymond Bilbao
Senior Vice President, General Counsel and Secretary
Minorplanet Systems USA, Inc.
1155 Kas Drive,
Suite 100
Richardson, TX 75081

Re: Minorplanet Systems USA, Inc. (System: MNPQC)
    Nasdaq Listing Qualifications Hearings
    Notice of Additional Deficiency, Docket NQ 4553C-04

Dear Mr. Bilbao:

It has come to our attention that Minorplanet Systems USA, Inc. (the "Company") no longer satisfies the minimum market value of publicly held shares requirement set forth in Nasdaq Marketplace Rule 4310(c)(7) (see attached memorandum). Notwithstanding the 90-day compliance period contemplated by Marketplace Rule 4310(c)(8)(D), this is formal notification that the Nasdaq Listing Qualifications Panel (the "Panel") will consider this additional issue in rendering a decision regarding the Company's continued listing on The Nasdaq SmallCap Market. Accordingly, the Company is invited to make a written submission addressing the additional deficiency, but must do so no later than the close of business on MONDAY, MAY 17, 2004. In the event the Company fails to address the issue specified, the Panel will consider the record as it currently exists and will make its determination based upon that information.

Should you have any questions regarding this matter, please do not hesitate to contact me at (301) 978-8077.

Sincerely,


(x) Katherine M. Roberson
Katherine M. Roberson
Counsel
Nasdaq Listing Qualifications Hearings



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                            MINORPLANET SYSTEMS, INC.
                    HEARINGS MEMORANDUM - ADDITIONAL CONCERN
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TRADING SYMBOL:                     MNPQC
HEARING DATE:                       MARCH 11, 2004
NASDAQ ANALYST:                     MARILYN BACOT
MEMO PREPARATION DATE:              MAY 7, 2004
ORIGINAL DEFICIENCY:                BANKRUPTCY AND BID PRICE
ADDITIONAL DEFICIENCY:              MARKET VALUE OF PUBLICLY HELD SHARES
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ADDITIONAL DEFICIENCY:

For the last 31 consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares of $1,000,000, as required for continued inclusion by Marketplace Rule 4310(c)(7). Notwithstanding Marketplace Rule 4310(c)(8)(B), which allows the Company 90 days to regain compliance, Staff requests that the Company address this additional deficiency.